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                                                                    Exhibit 23.1


                   CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Current Report on Form 8-K of CSX Corporation dated June 4, 1997 of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, on the consolidated financial statements of Conrail Inc. for the year ended December 31, 1996, which appears in Exhibit 99.3 of this Form 8-K.

/s/ PRICE WATERHOUSE LLP

Philadelphia, PA  19103

June 2, 1997